UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2010

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The Company previously disclosed its intent to repurchase 1.8 million shares of its common stock in fiscal 2010. On January 6, 2010, the Company entered into an agreement ("Open Market Purchase Plan") with a third-party agent that is intended to comply with Rules 10b5-1 and 10b-18 of the Securities and Exchange Commission ("SEC"). Pursuant to the Open Market Purchase Plan, the agent will act as the Company's broker to repurchase up to 1.8 million shares of its common stock during a period beginning January 6, 2010 and ending at such time as 1.8 million shares have been repurchased or earlier upon the occurrence of events enumerated in the Open Market Purchase Plan. Repurchases are subject to SEC regulations as well as certain price, market, volume, and timing constraints specified in the Open Market Purchase Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

January 14, 2010	By:	Jose M. Simon

Name: Jose M. Simon
Title: Vice President and Controller